Report of Independent Registered Public Accounting Firm

To the Trustees of the TH Lee, Putnam Investment Trust and
Shareholders of TH Lee, Putnam Emerging Opportunities Portfolio

In our opinion, the accompanying statement of assets and liabilities, including the funds portfolio, and the related statements of operations and of changes in net assets and the financial highlights present fairly, in all material respects, the financial position of TH Lee, Putnam Emerging Opportunities Portfolio (the fund) at October 31, 2007, and the results of its operations, the changes in its net assets, cash flow, and the financial highlights for each of the periods indicated, in conformity with accounting principles generally accepted in the United States of America. These financial statements and financial highlights (hereafter referred to as financial statements) are the responsibility of the funds management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of investments owned at October 31, 2007 by correspondence with the custodian and brokers, provide a reasonable basis for our opinion.

See note 1 to the financial statements regarding the funds termination, the ongoing process of liquidation, and the funds change in its basis of accounting from the going concern basis to the liquidation basis of accounting.


PricewaterhouseCoopers LLP
Boston, Massachusetts
December 18, 2007